BioLife Solutions Announces Preliminary Q1 2015 Revenue of $1.5 Million and Continued Product Adoption in the High Growth Regenerative Medicine Market

30% Year Over Year Proprietary Product Revenue Growth; Customer Cell Therapy Pre-Clinical Projects and Clinical Trials With Products Embedded Now Estimated at 185

BOTHELL, WA— April 13, 2015 —BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade hypothermic storage and cryopreservation freeze media and precision thermal shipping products for cells and tissues  (“BioLife” or the “Company”), today announced preliminary revenue of $1.5 million for the first quarter of 2015 comprised entirely of core proprietary product revenue, representing 30% growth over the same period of 2014.

Proprietary revenue growth was driven by a 92% year over year increase from customers in the regenerative medicine segment. Several new regenerative medicine customers commenced product evaluations in the quarter and others started using CryoStor and HypoThermosol to preserve cell-based therapeutics in clinical trials focused on various cancers including leukemia, melanoma, renal cancer, liver cancer, as well as limb ischemia and dermal defects.

Mike Rice, CEO, remarked on BioLife’s first quarter of 2015 by stating; “Our team is focused on operational execution, acquiring new customers and launching biologistex.  We are very encouraged by our progress and optimistic about continued growth in 2015.”

Management estimates that the Company’s proprietary biopreservation media products are being used to preserve living human cells in at least 185 pre-clinical projects and clinical trials in the regenerative medicine market segment. Within the cellular immunotherapy segment of the regenerative medicine market, BioLife's products are embedded in the manufacturing, storage, and delivery processes of at least 75 clinical trials of chimeric antigen receptor T cells (CAR-T), T cell receptor (TCR), dendritic cell (DC), tumor infiltrating lymphocytes (TIL), and other T cell-based cellular therapeutics targeting solid tumors, hematologic malignancies, and other diseases and disorders.

Other developments during the quarter included:

●	Continued progress on the development and pre-launch activities of the biologistex service for cold chain management of biologic payloads.

●	Expansion of intellectual property protection with the granting of new Australian patent number 2009228056 titled, “Materials and Methods for Hypothermic Collection of Whole Blood”.

●	Dr. Aby J. Mathew, PhD, Chief Technology Officer, was appointed to the founding board of directors of the newly formed Cord Blood Association.

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Kevin O’Donnell, Vice President, Cold Chain Standards, Practices, and Compliance was named 2014 Distinguished Editor/Author of the Year by the Parenteral Drug Association, for his published book “Cold Chain Chronicles

Mr. Rice commented further, “We believe that the significant regulatory, economic, and clinical risks our regenerative customers face in developing and commercializing cellular therapeutics will drive continued interest in our biopreservation media products and biologistex service.  This market is open for the disruptive technologies that we offer. We believe it is likely that regulatory and payer pressure will continue to influence customers to move away from traditional, non-optimized biopreservation and biologistics methods to engineered, connected solutions that address real unmet needs and provide actionable data on the manufacture and delivery of cell-based therapies that will benefit patients throughout the world.”

About BioLife Solutions

BioLife Solutions develops, manufactures and markets hypothermic storage and cryopreservation solutions and precision thermal shipping products for cells, tissues, and organs. BioLife also performs contract aseptic media formulation, fill, and finish services. The Company’s proprietary HypoThermosol® and CryoStor® biopreservation media products are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife’s proprietary products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death.  This enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.  For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

This press release contains forward-looking statements, including, but not limited to, statements concerning the company’s anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, projected financial results, new products, and third party projections regarding the future market for regenerative medicine and cold chain packaging and instrumentation services. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations
Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com